Exhibit 99.1

J & J Snack Foods Corp. Announces Quarterly Cash Dividend

PENNSAUKEN, N.J.--(BUSINESS WIRE)--November 29, 2010--J & J Snack Foods Corp. (NASDAQ:JJSF) announced today that its Board of Directors has declared a regular quarterly cash dividend of $.1175 per share of its common stock payable on January 5, 2011 to shareholders of record as of the close of business on December 15, 2010. The cash dividend of $.1175 per share represents a 9.3% increase from the previous quarterly dividend rate of $.1075.

J & J Snack Foods Corp.’s principal products include SUPERPRETZEL, PRETZEL FILLERS and other soft pretzels, ICEE, SLUSH PUPPIE and ARCTIC BLAST frozen beverages, LUIGI’S, MAMA TISH’S, SHAPE UPS, MINUTE MAID* and BARQ’S** frozen juice bars and ices, WHOLE FRUIT sorbet, FRUIT-A-FREEZE frozen fruit bars, MARY B’S biscuits and dumplings, DADDY RAY’S fig and fruit bars, TIO PEPE’S and CALIFORNIA CHURROS churros, THE FUNNEL CAKE FACTORY funnel cakes, and MRS. GOODCOOKIE, CAMDEN CREEK, COUNTRY HOME and READI-BAKE cookies. J & J has manufacturing facilities in Pennsauken, Bridgeport and Bellmawr, New Jersey; Scranton, Hatfield and Chambersburg, Pennsylvania; Carrollton, Texas; Atlanta, Georgia; Moscow Mills, Missouri; Pensacola, Florida and Vernon and Norwalk, California.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.
**BARQ’S is a registered trademark of Barq’s Inc.

CONTACT:
J & J Snack Foods Corp.
Dennis G. Moore, 856-532-6603
Senior Vice President, Chief Financial Officer